EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Kirby Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-57625, No. 333-72592, No. 333-129290, No. 333-129333, No. 333-152565, No. 333-152566, No. 333-184598 and No. 333-184599) on Form S-8 of Kirby Corporation and consolidated subsidiaries of our reports dated February 23, 2017, with respect to the consolidated balance sheets of Kirby Corporation as of December 31, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appears in the December 31, 2016 annual report on Form 10-K of Kirby Corporation and consolidated subsidiaries.

/s/ KPMG LLP

Houston, Texas
February 23, 2017